Exhibit 99.1

ADTRAN Holdings Announces Preliminary Results for the First Quarter of 2023

Huntsville, Alabama, USA. – April 10, 2023 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” or the “Company”) today announced certain preliminary unaudited financial results for the quarter ended March 31, 2023. All figures in this release are approximate due to the preliminary nature of the announcement. For the first quarter, preliminary revenue is expected to be between $322 million and $326 million as compared to our guidance of $355 million to $375 million. This was primarily due to customer inventory corrections which impacted our Subscriber Solutions product line. In addition, supply constraints prevented us from meeting customer demand across all categories. The resulting preliminary GAAP operating margin is expected to be between -14% and -17%. Preliminary non-GAAP operating margin is expected to be between -1% and -2.5%.

The Company’s Chief Executive Officer, Tom Stanton, stated, “Growing customer concerns over inventory stocking levels affected our first quarter Subscriber Solutions category. We believe that this over-supply condition in CPE products will continue into the second quarter. Revenue for our Access and Optical Networking products grew sequentially. Supply constraints, however, limited our flexibility to clear past-due backlog across all product categories. We believe that the inventory impact is transitory, and we expect to see some improvement during the second quarter. We plan to adjust expenses in the near term to reflect current conditions, however we do not see any material changes to our near-term opportunities and our long-term growth catalysts as carriers around the world race to upgrade their networks to fiber.”

The information contained in this press release is solely based on preliminary and unaudited condensed consolidated results. Non-GAAP operating margin (which is calculated as non-GAAP operating loss divided by revenue) is a non-GAAP financial measure. A reconciliation between GAAP operating loss and non-GAAP operating loss is set forth in the table provided below.

Final results for the three-month period ended March 31, 2023 will be released as planned on May 8, 2023 (Central Time) or May 9, 2023 (Central European Summer Time). For more information, visit investors.adtran.com or email investor.relations@adtran.com.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to strategy, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties related to manufacturing and supply chain constraints, including as a result of the continued impact of the SARS-CoV-2 coronavirus/COVID-19 global pandemic; (ii) risks and uncertainties related to the completed business combination between the Company, ADTRAN, Inc. (“ADTRAN”) and ADVA Optical Networking SE (“ADVA”), including risks related to the ability to successfully integrate the ADTRAN’s and ADVA’s businesses, the disruption of management time from ongoing business operations due to integration efforts following the business combination, and the risk that ADTRAN Holdings may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; (iii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products; (iv) the risk posed by potential breaches of information systems and cyber-attacks; (v) the risks that ADTRAN may not be able to effectively compete, including through product improvements and development; and (vi) other risks set forth in ADTRAN Holdings’ public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022.

Additionally, the financial measures presented herein are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between the Company’s actual results and the preliminary financial information set forth herein may be material.

Explanation of Use of Non-GAAP Financial Measures

Set forth in the table below is a reconciliation of operating loss as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP operating loss. Such non-GAAP measure excludes acquisition related expenses, amortizations and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations and amortization of inventory fair value adjustments), stock-based compensation expense, restructuring expenses, and deferred compensation adjustments. This measure is used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of non-GAAP operating loss, when combined with the presentation of the most directly comparable GAAP financial measure, GAAP operating loss, is beneficial to the overall understanding of ongoing operating performance of the Company. This non-GAAP financial measure is not prepared in accordance with, or as an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

Reconciliation of Range of Preliminary Operating Loss to Range of Preliminary Non-GAAP Operating Loss

(Unaudited, in millions)

Three Months Ended March 31, 2023
Operating Loss	$(45.1) – (55.3)
Acquisition-related expenses, amortizations, and adjustments (1)	$36.1 – 40.6
Stock-based compensation expense	$3.5 – 4.0
Restructuring expenses	$1.9 – 2.1
Deferred compensation adjustments (2)	$0.4 – 0.4
Non-GAAP Operating Loss	$(3.2) – (8.2)

(1)	Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relations, and trade names acquired in connection with business combinations.
(2)	Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.

About ADTRAN Holdings, Inc.

ADTRAN Holdings, Inc. is the parent company of ADTRAN, Inc., a wholly owned subsidiary and a leading global provider of open, disaggregated networking and communications solutions. ADTRAN Holdings is also the largest shareholder of ADVA, a European headquartered network innovator that empowers operators to deliver the cloud and mobile services that are vital to today’s society. Find more at Adtran, LinkedIn and Twitter.

Contacts

Adtran Holdings, Inc.

For media

Gareth Spence

t +44 1904 699 358

public-relations@adva.com

For investors

Steven Williams

+49 89 890 665 918

investor.relations@adtran.com

www.adtran.com